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                                                                     Exhibit 5.1

                                                                December 7, 1999

Board of Directors
Peoples Bancorp
212 West 7th Street
Auburn, Indiana 46706

Ladies and Gentlemen:

         We have represented Peoples Bancorp ("Peoples") as special counsel in connection with its Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission for the purpose of registering, under the Securities Act of 1933, as amended, 852,865 shares of Peoples' common stock, $1.00 par value per share (the "Shares"). The Shares are proposed to be issued to shareholders of Three Rivers Financial Corporation ("Three Rivers") in connection with the merger of Three Rivers with Peoples (the "Merger") as specified in the Plan of Reorganization and Agreement and Plan of Merger dated as of September 21, 1999 between Peoples and Three Rivers (the "Agreement"). The Merger will be accomplished and the Shares will be issued pursuant to the terms of the Agreement. In connection with this opinion, we have reviewed and are familiar with the Articles of Incorporation and Bylaws of Peoples and such other records, documents and information as we have in our judgment deemed relevant.

         Based upon the foregoing, it is our opinion that if and when the Merger is consummated, the Shares will, when issued to shareholders of Three Rivers in accordance with all of the terms and conditions of the Agreement, be legally issued, fully paid and nonassessable. This opinion is limited to the matters stated herein, and no opinion is to be implied or may be inferred beyond the matters expressly stated.

         This opinion is addressed to you and is solely for your use in connection with the Registration Statement, and we assume no professional responsibility to any other person whatsoever. Accordingly, the opinion expressed herein is not to be relied upon, utilized or quoted by or delivered or disclosed to, in whole or in part, any other person, corporation, entity or governmental authority without, in each instance, the prior written consent of this firm.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference made to us in the Registration Statement and the Prospectus forming a part thereof under the caption "Legal Matters." In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

                                                   Very truly yours,

                                                   /s/  Barnes & Thornburg

                                                   BARNES & THORNBURG